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                                                                    Exhibit 99e.
                                                                    ------------

                             DISTRIBUTION AGREEMENT
                                       OF
                        SSGA INTERNATIONAL LIQUIDITY FUND


         This Distribution Agreement is made as of the 1st day of December, 1998 by and between SSgA International Liquidity Fund, a Delaware business trust ("Investment Company"), and BISYS Fund Services Limited Partnership, an Ohio limited partnership ("Distributor").

         WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and intends to offer for public sale distinct series of shares of beneficial interest, each corresponding to a distinct portfolio ("Fund"); and

         WHEREAS, the Investment Company wishes to retain Distributor as the Investment Company's distributor in connection with the offering and sale f the shares of such Funds as now exist and as hereafter may be established ("Shares") and to furnish certain other services to the Investment Company as specified in this Agreement; and

         WHEREAS, Distributor is willing to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. The Investment Company hereby appoints Distributor to perform those services described in this Agreement for each Fund of the Investment Company that is listed in Schedule A attached hereto. In the event that the Investment Company establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Distributor to serve as distributor and principal underwriter hereunder, it shall so notify the Distributor in writing. If the Distributor is willing to render such services, it shall so notify the Investment Company in writing. In such event, a writing signed by both the Investment Company and the Distributor shall be annexed hereto as a part hereof indicating that such additional series of shares has become a Fund hereunder.

         2. The Investment Company authorizes Distributor as agent for the Investment Company, subject to Distributor's obligation to comply with applicable federal and state law and the Master Trust Agreement, By-Laws and the then current Prospectus and Statement of Additional Information ("SAI") of the Investment Company: (a) to promote and offer shares of each Fund; (b) to solicit orders for the purchase of the Shares of each Fund subject to such terms and conditions as the Investment Company may specify; (c) to accept orders for the purchase of the Shares of each Fund on behalf of the Investment Company; and (d) to incur the


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following expenses: (i) the incremental printing cost incurred in producing for and distributing to persons other than current shareholders of the Investment Company the reports, prospectuses, notices, and similar materials that are prepared by the Investment Company for current shareholders; (ii) advertising;
(iii) the costs of preparing, printing and distributing any literature used in connection with the offering of the Investment Company's Shares and not covered by Subparagraph (in); (iv) expenses incurred in connection with the promotion and sale of the Investment Company's Shares; and (v) payments made to broker-dealers and other service organizations with whom the Distributor has entered into sales agreements to distribute Shares of the Investment Company. Distributor will be reimbursed by the Investment Company for incurring these expenses as set forth in any Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act of the Investment Company as may, from time to time, be in effect. Distributor shall offer the Shares of each Fund on an agency or "best efforts" basis under which the Investment Company shall only issue such Shares as are actually sold.

         In connection with such sales and offers of sale, the Investment Company shall not be responsible in any way for any other information, statements, or representations given or made by Distributor or its representatives or agents, except such information or representations as are contained in the Investment Company's then current Prospectus or SAI or in information furnished in writing to Distributor by the Investment Company.

         3. The public offering price of the Shares shall be the net asset value per share (as determined by the Investment Company) of the outstanding Shares of the Investment Company plus a sales charges (if any) as set forth in the Investment Company's then current Prospectus or SAI. The Investment Company shall make available to Distributor a statement of each computation of net asset value and of the details entering into such computation.

         4. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Investment Company with the Securities and Exchange Commission and effective under the Securities Act of 1933 (the "1933 Act"), as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean the most recent Prospectuses and Statements of Additional Information filed by the Investment Company pursuant to Rule 497 under the 1933 Act and any supplements thereto.

         5. The Investment Company agrees, at its own expense, to register or otherwise qualify the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, amendments, supplements, reports and other documents as may be necessary to maintain the Registration Statement. The Investment company shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to the Investment Company's communications with persons who are shareholder of each Fund.

         6. Distributor represents and warrants that Distributor is, and shall continue to be, duly registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended,


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and applicable state law to the extent required in connection with the performance of its duties under this Agreement.


         7. The Investment Company agrees to indemnify, defend and hold harmless Distributor, each person who has been, is, or may hereafter be an officer, director or employee or agent of Distributor, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers or directors, or any such controlling person may incur under the 1933 Act or under common law which arises out of or is alleged to arise out of or is based upon a violation of any of the terms of this Agreement or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, including the Prospectus and the SAI, or arising out of or based upon any alleged omission to state a material fact required and to be stated in said documents or necessary to make the statements in said documents not misleading, provided that in no event shall anything contained in the Agreement be construed so as to protect Distributor against any liability to the Investment Company or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

         8. Distributor agrees to indemnify, defend and hold harmless the Investment Company, each person who has been, is, or may hereafter be an officer, director or employee or agent of Distributor, and any person who controls the Investment Company within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Investment Company, its officers or Trustees, or any such controlling person may incur under the 1933 Act or under common law which arises out of or is alleged to arise out of or is based upon a violation of any of the terms of this Agreement or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Investment Company for use in the Registration Statement including the Prospectus and the SAI, or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, including the Prospectus and SAI, or necessary to make such information not misleading.

         9. The Investment Company reserves the right at any time to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

         10. Distributor at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by Distributor shall be at the net asset value next determined after a repurchase order has been received. On each business day, Distributor shall notify by telex or in writing the Investment Company or the Investment Company's transfer agent of the orders for repurchase of shares received by Distributor since the last such report,


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the amount to be paid for such Shares, and the identity of shareholders offering
Shares for repurchase. Upon such notice, the Investment Company shall pay Distributor such amounts as are required by Distributor for the repurchase of such Shares in cash or in the form of a credit against monies due the Investment Company from Distributor as proceeds from the sale of Shares. Distributor will receive no commission or other remuneration for Shares. Distributor will receive no commission or other remuneration for repurchasing Shares. The Investment Company reserves the right to suspend such repurchase upon written notice to Distributor. Distributor further agrees to act as agent for the Investment Company to receive and transmit promptly to the Investment Company's transfer agent any shareholder request for redemption of Shares.

         11. Distributor is an independent contractor and shall be agent for the Investment Company only with respect to the sale and repurchase of the Shares.

         12. The services of Distributor to the Investment Company under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         13. Distributor shall prepare reports for the Board of Trustees of the Investment Company upon request showing information concerning expenditures related to this Agreement.

         14. As used in this Agreement, the term "net asset value" shall have the meaning ascribed to it in the Investment Company's Master Trust Agreement; and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 act, subject to such exemptions as may be granted by the Securities Exchange Commission by any rule, regulation or order.

         15. This Agreement shall become effective with respect to each Fund on the date which the Fund commences offering its shares to the public, so long as, with respect to each additional Fund, the provisions of Section 1 have been complied with. The Agreement shall continue in effect for each Fund for two years following the effective date of this Agreement with respect to the Fund; and thereafter only so long as its continuance is specifically approved at least annually by a majority of the Trustees of the Investment Company who are not parties to the Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities of the Fund.

         16. This Agreement may be terminated at any time with respect to any
Fund:

             (a) By a majority vote of the Trustees of the Investment Company, by a majority vote of the Independent Trustees or by vote of a majority of the outstanding voting securities of that Fund by sixty days' notice addressed to the Distributor at its principal place of business;



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             (b) By the Distributor by sixty days' written notice addressed to the Investment Company at its principal place of business; and

             (c) Immediately in the event of its assignment.

         17. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this agreement shall be effective until approved by vote of a majority of the Board of Trustees, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of such Fund affected by the amendment.

         18. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall not be effected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and there respective successors.

         19. This Agreement shall be construed in accordance with the laws of the State of Ohio and any applicable federal law.

         20. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the Shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by an officer of the Investment Company, acting as such, and neither such authorization by such Trustee nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers thereunto duly authorized as of the date written above.

Attest:                                     SSGA INTERNATIONAL LIQUIDITY
                                            FUND

                                            By: /s/ Peter B. Collacott
                                                --------------------------------
                                            Its: Trustee and President
                                                 -------------------------------

Attest:                                     BISYS FUND SERVICES LIMITED
                                            PARTNERSHIP
                                            By:  BISYS Fund Services, Inc., its
                                                 General Partner

                                            By: /s/ William J. Tomko
                                                --------------------------------
                                            Its: Executive Vice President
                                                 -------------------------------



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                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                        SSgA INTERNATIONAL LIQUIDITY FUND
                                       AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP



                                U.S. Dollar Fund
                              Canadian Dollar Fund
                                    Euro Fund
                               Pound Sterling Fund